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                                                                    EXHIBIT 10.1


                         SECURITIES PURCHASE AGREEMENT

         This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 2nd day of December, 1997, between Packaged Ice, Inc., a Texas corporation (the "Company"), and Culligan Water Technologies, Inc., a Delaware corporation (the "Investor").


                              W I T N E S S E T H:

         WHEREAS to obtain additional equity financing, the Company desires to issue and sell 235,000 shares of its 10% Exchangeable Preferred Stock, par value $.01 per share ("10% Preferred Stock"), 94 shares of its Series C Preferred Stock, par value $.01 per share ("Series C Preferred Stock"), and warrants to purchase 1,807,692 shares of common stock, par value $.01 per share ("Common Stock"), at an exercise price of $13.00 per share (the "Warrants") to the Investor, and the Investor desires to purchase such 10% Preferred Stock, Series C Preferred Stock and Warrants at the price and on the terms and subject to the conditions as set forth in this Agreement;

         NOW THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:


                                   ARTICLE 1

                        PURCHASE AND SALE OF SECURITIES

                 1.1      Issuance and Sale of Securities.  At the First
Closing (as defined below), subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, 100,000 shares of the 10% Preferred Stock, 40 shares of the Series C Preferred Stock and Warrants to purchase 769,231 shares of Common Stock, for an aggregate purchase price of $10,000,000. At the Second Closing (as defined below), subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, 135,000 shares of the 10% Preferred Stock, 54 shares of the Series C Preferred Stock and Warrants to purchase 1,038,461 shares of Common Stock, for an aggregate
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purchase price of $13,500,000.  The 10% Preferred Stock, the Series C Preferred
Stock and the Warrants are sometimes collectively hereinafter referred to as the "Securities."

                 1.2 Delivery and Payment. At the First Closing, the Company will execute and deliver to the Investor certificates evidencing 100,000 shares of the 10% Preferred Stock and 40 shares of the Series C Preferred Stock purchased hereunder and Warrants in the form of Exhibit A attached hereto to purchase 769,231 shares of Common Stock, against payment, in immediately available funds, by the Investor to the Company of $10,000,000. At the Second Closing, the Company will execute and deliver to the Investor certificates evidencing 135,000 shares of the 10% Preferred Stock and 54 shares of the Series C Preferred Stock purchased hereunder and Warrants in the form of Exhibit A attached hereto to purchase 1,038,461 shares of Common Stock, against payment, in immediately available funds, by the Investor to the Company of $13,500,000.

                 1.3 Closings. The consummation of the issuance, sale and purchase of the Securities shall be effected on December 2, 1997 (the "First Closing Date") and on December 15, 1997 (the "Second Closing Date") (collectively, the "Closing Dates") at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 300 Convent, 1500 NationsBank Plaza, San Antonio, Texas 78205 commencing at 10:00 a.m. on December 2, 1997 (the "First Closing") and December 15, 1997 (the "Second Closing") (collectively, the "Closings"), respectively, or at such other time or place as the Company and the Investor shall mutually agree.


                                   ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 The Company represents and warrants to the Investor as follows:

                 2.1 Organization and Standing of the Company. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to issue the Securities and to own its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company and each of its subsidiaries is duly qualified to transact business and is in good standing in all jurisdictions in which such qualification is


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required.  The copies of the Articles of Incorporation and bylaws, each as amended and restated as of the date hereof, of the Company and each of its subsidiaries delivered to the Investor prior to the execution of this Agreement are true and complete copies of the duly and legally adopted Articles of Incorporation and bylaws, each as amended and restated as of the date hereof, of the Company and its subsidiaries in effect as of the date of this Agreement.

                 2.2 Capitalization of the Company. The authorized capital stock of the Company consists of 50,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of which 4,127,750 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $.01 per share. The Company's Board of Directors has authorized the designation of 450,000 shares of the preferred stock as the Series A Convertible Preferred Stock (the "Series A Preferred Stock"), and all of the authorized shares of Series A Preferred Stock are issued and outstanding. The Company's Board of Directors has authorized the designation of 200,000 shares of the preferred stock as the Series B Convertible Preferred Stock (the "Series B Preferred Stock"), of which 124,831 shares are issued and outstanding. The Company's Board of Directors has authorized the designation of 500,000 shares of the preferred stock as the 10% Preferred Stock, of which 115,000 shares will be issued and outstanding upon the First Closing and 250,000 shares will be issued and outstanding upon the Second Closing. The Company's Board of Directors has authorized the designation of 100 shares of the preferred stock as the Series C Preferred Stock, of which 46 shares will be issued and outstanding upon the First Closing and 100 shares will be issued and outstanding upon the Second Closing. Except as set forth on Section 2.2 of the Disclosure Schedule, attached hereto and incorporated herein by reference (the "Disclosure Schedule"), at the Closings there will be no other warrants, options, subscriptions or other rights or preferences (including conversion or preemptive rights) outstanding to acquire capital stock of the Company or its subsidiaries, or notes, securities or other instruments convertible into or exchangeable for capital stock of the Company, nor any commitments, agreements or understandings by or with the Company with respect to the issuance thereof, nor any obligation to repurchase or redeem any capital stock of the Company. Except as set forth on Section 2.2 of the Disclosure Schedule, no shareholders of the Company have any right to require the registration of any securities of the Company or to participate in any such registration. All outstanding securities of the Company have been issued in full compliance with an exemption or exemptions from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act") and from the registration and qualification requirements of all applicable state securities laws.





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                 2.3      Duly Issued.  All of the issued and outstanding
shares of capital stock of the Company have been duly authorized, are validly issued, fully paid and non-assessable. Upon issuance and delivery to the Investor of the 235,000 shares of the 10% Preferred Stock and the 94 shares of Series C Preferred Stock against payment of the purchase price therefor pursuant to this Agreement, such shares will be validly issued, fully paid and non-assessable, and free and clear of all claims, liens, pledges, options, charges, security interests, mortgages, deeds of trust, encumbrances or rights of any third party of any nature whatsoever. The issuance and sale of the 10% Preferred Stock and the Series C Preferred Stock pursuant hereto will not give rise to any preemptive rights or rights of first refusal and will not violate any laws to which the Company or any of its assets are subject. The shares of Common Stock issuable upon exercise of the Warrants have been reserved for issuance, and when issued upon exercise, will be duly authorized, validly issued and outstanding, fully paid and nonassessable.

                 2.4 Authorization. This Agreement, the Warrants in the form attached hereto as Exhibit A, the Registration Rights Agreement, dated
December    , 1997, among the Company, the Investor and Erica Jesselson (the
"Registration Rights Agreement") in the form attached hereto as Exhibit B, the Trademark License Agreement, dated October 31, 1997, between Culligan International Company, a Delaware corporation, as licensor, and the Company (the "License Agreement"), the Preferred Stock Series Designation Certificate of Resolution of the Company, providing for the issuance of the 10% Preferred Stock (the "10% Preferred Stock Certificate of Resolution") in the form attached hereto as Exhibit C, the Preferred Stock Series Designation Certificate of Resolution of the Company, providing for the issuance of the Series C Preferred Stock (the "Series C Preferred Stock Certificate of Resolution" and, together with the 10% Preferred Stock Certificate of Resolution, the "Certificates of Resolution") in the form attached hereto as Exhibit D, and each other agreement required to be entered into by the Company pursuant to the terms and conditions hereof, when executed and delivered by the Company, will have been duly authorized, executed and delivered by and on behalf of the Company, and will constitute the valid and binding agreements of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally. The Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.





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                 2.5      Subsidiaries.  Except as set forth on Section 2.5 of
the Disclosure Schedule, the Company has no subsidiaries and does not, directly or indirectly, own any interest in any corporation, partnership, firm or other business entity. The Company is not a participant in any joint venture, partnership or similar agreement. Section 2.5 of the Disclosure Schedule accurately sets forth the name of each corporation, partnership, firm or other business entity in which the Company has an interest, the state of organization, and the percentage ownership by the Company.

                 2.6      Financial Position.

                          (a) The Company has furnished to the Investor the financial statements described in Section 2.6 of the Disclosure Schedule (collectively referred to herein as the "Financial Statements"). The Financial Statements present fairly the financial position of the Company and its subsidiaries as of such dates, respectively, all in conformity with generally accepted accounting principles, consistently applied, following in the case of the unaudited interim financial statements the Company's normal internal accounting practices and year end adjustments.

                          (b) Except as set forth on Section 2.6 of the Disclosure Schedule, since September 30, 1997, no event or condition has occurred, and no event or condition is to the knowledge of the Company's executive officers threatened which has had a materially adverse effect, or could reasonably be expected to have a materially adverse effect, on the Company's or any subsidiary's properties, assets, or financial position.

                 2.7 Tax Returns. Each of the Company and its subsidiaries has timely filed all Tax Returns (as defined below), required by law and has paid all Taxes required to be paid, together with any penalties and interest. The Tax Returns are true and correct in all material respects. There is no pending dispute with any taxing authority relating to any of the Company's or its subsidiaries' Tax Returns. There is no tax audit of any Tax Return of the Company or any subsidiaries pending or currently in process. The Company and its subsidiaries have paid all Taxes and assessments determined to be owing as a result of any prior audit. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or
Section 34L(f) of the Code, nor has it made other elections that would have a material adverse effect on the business, properties, prospects or financial condition of the Company or its subsidiaries. The





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Company and its subsidiaries have withheld or collected from each payment made to each employee, the amount of all Taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving offices or authorized depositories. For purposes of this Agreement, (i) the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges imposed by the United States or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, liabilities, additional amounts, penalties and additions to tax and (ii) the term "Tax Return" shall mean any report, return, information return or other document (including related or supporting information) filed or required to be filed by the Company or its subsidiaries with any governmental or regulatory authority or other authority in connection with the determination, assessment or collection of any Taxes (whether or not such Taxes are imposed on the Company or its subsidiaries) or the administration of any law, regulation or administrative requirements relating to any Taxes.

                 2.8      Title to Properties.  Except as set forth on Section
2.8 of the Disclosure Schedule, each of the Company and its subsidiaries has good and marketable title to, and the exclusive use of, all of its tangible properties and assets, free and clear of all mortgages, liens, claims and encumbrances except liens that do not materially affect the operation of the business of the Company.

                 2.9      ERISA.

                          (a) The Company, each subsidiary and each ERISA Affiliate have complied in all material respects with the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), and, where applicable, the Code, regarding each Plan. "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Company or any subsidiary would be deemed to be a "single employer" within the meaning of Section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

                          (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code. "Plan" shall mean any employee pension benefit plan, as defined in
         Section 3(2) of





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         ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Company, any subsidiary or an ERISA Affiliate or
         (ii) was at any time during the preceding six calendar years, sponsored, maintained or contributed to, by the Company, any subsidiary or an ERISA Affiliate.

                          (c) No act, omission or transaction has occurred that could result in imposition on the Company, any subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (1) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

                          (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the Pension Benefit Guaranty Corporation (the "PBGC") (other than for the payment of current premiums that are not past due) by the Company, any subsidiary or any ERISA Affiliate has been or is expected by the Company, any subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred. "ERISA Event" shall mean (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Company, any subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in
         Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                          (e) Full payment when due has been made of all amounts that the Company, any subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

                          (f) The actuarial present value of the benefit liabilities under each Plan that is subject to Title IV of ERISA does not, as of the end





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         of the Company's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

                          (g) None of the Company, any subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(l) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

                          (h) None of the Company, any subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years sponsored, maintained or contributed to, any Multiemployer Plan. "Multiemployer Plan" shall mean a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

                          (i) None of the Company, any subsidiary or any ERISA Affiliate is required to provide security under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

                 2.10 No Breach, Etc. Neither the Company nor its subsidiaries is in breach or default of any term or provision of their respective Articles of Incorporation or bylaws, or any material term or provision of any mortgage, indenture, instrument, lease, contract, commitment or other agreement to which the Company or any of its subsidiaries is a party or by which it is bound, or of any provision of any governmental statute, rule or regulation applicable to or binding upon the Company or any of its subsidiaries. Neither the execution and delivery of this Agreement and the other agreements required to be executed and delivered pursuant to the terms and conditions of this Agreement nor the consummation of the transactions contemplated thereby will (a) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, (i) the Articles of Incorporation or bylaws of the Company or any of its subsidiaries,
(ii) any agreement or instrument to which the Company or any of its subsidiaries is now a party or by which any of them is bound, or (iii) any provision of any judgment, decree, order, statute, rule or regulation applicable to or binding on the Company





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or any of its subsidiaries or (b) result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company or any of its subsidiaries. Except as contemplated by Sections 5.8 and 5.10 hereof, neither the issuance and sale of the Securities, the execution, delivery and performance by the Company of this Agreement, the Warrants, the Registration Rights Agreement, the License Agreement or the Certificates of Resolution, nor the consummation by the Company of the transactions contemplated hereby or thereby requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official, or any other third party.

                 2.11 Litigation. There is no litigation or other legal, administrative or governmental proceeding pending or, to the knowledge of the officers of the Company, threatened against or relating to the Company, its subsidiaries, or their respective properties or business, that if determined adversely to the Company or its subsidiaries may reasonably be expected to have a material adverse effect on the present or future operations or financial condition of the Company.

                 2.12 Court Orders, Decrees, Etc. There is no outstanding order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or adversely affecting the Company, its subsidiaries, or their respective properties or business.

                 2.13 Franchises, Permits, and Consents. Each of the Company and its subsidiaries possesses all governmental franchises, licenses, permits, consents, authorizations, exemptions and orders, required by the Company and its subsidiaries to carry on their businesses as now being conducted. All registrations, designations and filings with all governmental authorities required in the conduct of the businesses of the Company or its subsidiaries or in connection with the consummation of the transactions contemplated by this Agreement have been made or obtained.

                 2.14 Insurance. The Company and its subsidiaries have been and are insured by financially sound and reputable insurers unaffiliated with the Company in such amounts and against such risks as are sufficient for compliance with law and as are adequate in the judgment of the Company to protect the properties and businesses of the Company.

                 2.15 Securities Law Compliance. The offer, issuance and sale of the Securities to be issued hereunder has been made in compliance with all





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applicable federal and state securities laws.  Neither the Company nor anyone acting on its behalf has offered any of the Securities (or similar securities) for sale to, or solicited offers to buy any of the Securities (or similar securities) from, any prospective purchaser, so as to make the issuance and sale of the Securities hereunder subject to the registration requirements of the Securities Act or applicable state securities laws.

                 2.16 Finders' Fees. The Company has incurred no liability for commissions or other fees to any finder or broker in connection with the transactions contemplated by this Agreement, except the fee to James M. Raines and Jefferies & Company, Inc., which shall each be a liability of the Company and not of the Investor.

                 2.17     Intellectual Property.  Except as set forth on
Section 2.17 of the Disclosure Schedule, to the actual knowledge of the Company's officers:

                          (a) The Company and its subsidiaries own or have the right to use pursuant to license, sublicense, public domain, agreement, or permission (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, together with all reissuances, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all mask works and all applications, registrations and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) all other proprietary rights, and
         (vii) all copies and tangible embodiments thereof (in whatever form or radius) (collectively, "Intellectual Property"), currently being used or reasonably anticipated to be used in the operation of the Company's business.

                          (b) None of the Company and its subsidiaries has knowingly interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and





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         none of the Company's officers has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation, including any claim that any of the Company and its subsidiaries must license or refrain from using any Intellectual Property rights of any third party. To the knowledge of any of the officers of the Company and its subsidiaries, no third party has interfered with, infringed upon, or misappropriated in any material respect any Intellectual Property rights of any of the Company or its subsidiaries.

                          (c) The Disclosure Schedule identifies each patent or registration that has been issued to any of the Company and its subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration that any of the Company and its subsidiaries has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission that any of the Company and its subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Section
         2.17 of the Disclosure Schedule also identifies each trade name or unregistered trademark used by any of the Company and its subsidiaries. With respect to each such item of Intellectual Property required to be identified in the Disclosure Schedule:

                                  (i)      The Company and its subsidiaries
                 possess all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

                                  (ii)     except as set forth on the
                 Disclosure Schedule the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                                  (iii)    except as set forth on the
                 Disclosure Schedule no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of any of the officers of the Company and its subsidiaries, is threatened that challenges the legality, validity, enforceability, use, or ownership of the item; and

                          (d) Section 2.17 of the Disclosure Statement identifies each material item of Intellectual Property that any third party owns and that any of the Company and its subsidiaries uses pursuant to license,





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         sublicense, agreement, or permission.  The Company has delivered or made available at its offices to the Investor correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each such item of Intellectual Property required to be identified in the Disclosure Schedule:

                                  (i)      the license, sublicense, agreement,
                 or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                                  (ii)     the license, sublicense, agreement
                 or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                                  (iii) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                                  (iv) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                                  (v)      except as set forth on the
                 Disclosure Schedule none of the Company and its subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

                 2.18 Environment, Health, and Safety. To the actual knowledge of the Company's officers, each of the Company and its subsidiaries has complied in all material respects with all laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) that have jurisdiction over the Company and its subsidiaries concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical,





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industrial, hazardous, or toxic materials or wastes, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure to so comply. Without limiting the generality of the preceding sentence, each of the Company and its subsidiaries has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations that are required under, and has complied, in all material respects, with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in such laws.

                 2.19 Product Liability. To the actual knowledge of the Company's officers, none of the Company and its subsidiaries has any liability (and to such officers' actual knowledge there is no factual basis for any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by any of the Company and its subsidiaries.

                 2.20     Conflicts of Interest.  Except as disclosed in
Section 2.20 of the Disclosure Schedule, no officer, director or shareholder of the Company or its subsidiaries or any affiliate of any such person has any direct or indirect interest (a) in any entity that does business with the Company or its subsidiaries or (b) in any property, asset or right that is used by the Company or any subsidiary in the conduct of business, or (c) in any contractual relationship with the Company or any of its subsidiaries other than as an employee.

                 2.21 Company Equipment. The Company's ice bagging equipment manufactured by Lancer Corporation has received approval by the National Sanitation Foundation. The ice making equipment manufactured by Hoshizaki America, Inc. has received approval by the National Sanitation Foundation.

                 2.22 Disclosure. The Company has not knowingly withheld from the Investor any material facts relating to the assets, business, operations, financial condition or prospects of the Company or its subsidiaries. The representations and warranties contained in this Agreement and all other agreements being entered into in connection with this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not misleading.

                 2.23 SEC Documents. The Company has provided to the Investor its Registration Statement on Form S-4 (Registration No. 333-29357) (the "Registration Statement"), which Registration Statement has been declared effective by the U.S. Securities and Exchange Commission (the "Commission").
As of the date hereof, and as supplemented by the Disclosure Schedule, the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Registration Statement have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (except in the case of interim period financial information for normal year-end adjustments). The Company has included in the Registration Statement all material agreements, contracts and other documents that it reasonably believes are required to be filed as exhibits to the Registration Statement. As of the date hereof, and as supplemented by the Disclosure Schedule, to the Company's knowledge, the Company and its subsidiaries have in all material respects substantially performed all obligations required to be performed by them and are not in default in any material respect under any of such agreements, contracts or other documents to which any of them is a party or by which any of them is otherwise bound. As of the date hereof, and as supplemented by the Disclosure Schedule, to the Company's knowledge, all instruments referred to above are in effect and enforceable according to their respective terms, and there is not under any of such instruments any existing material default or event of default or event that with notice or lapse of time or both, would constitute an event of default thereunder. As of the date hereof, and as supplemented by the Disclosure Schedule, to the Company's knowledge, all parties having material contractual arrangements with the Company or any of its subsidiaries are in substantial compliance therewith and none are in material default in any respect thereunder.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

                 The Investor represents and warrants to the Company, as follows:

                 3.1 Authorization. This Agreement has been duly executed and delivered by the Investor and constitutes the valid and binding agreement of the Investor enforceable in accordance with its terms, and each other agreement required to be entered into by the Investor pursuant to the terms and conditions hereof, when executed and delivered by the Investor will constitute the valid and binding agreement of the Investor enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' right generally. The Investor has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

                 3.2 Securities Not Registered. The Investor is acquiring the Securities for investment purposes only, for its own account and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable securities laws. The Investor has been advised that the Securities being purchased and issued hereunder have not been registered under the Securities Act or applicable state securities laws and that such shares must be held indefinitely unless the offer and sale thereof are subsequently registered under the Securities Act or an exemption from such registration is available. The Investor acknowledges and agrees that the certificates evidencing the Securities will bear a restrictive legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND THEY MAY NOT BE OFFERED FOR SALE OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED

and that such instruments will bear such restrictive or other legends as are required by applicable state laws.

                 3.3 Access to Information. The Company has made available to the Investor the opportunity to ask questions of and to receive answers from the Company's officers, directors and other authorized representatives concerning the Company and its business and prospects and the Investor has been permitted to have access to all information that it has requested in order to evaluate the merits and risks of the purchase of the Securities hereunder.

                 3.4 Investor Due Diligence. In making the investment in the Company and its Securities, the Investor has performed its own due diligence and has independently made such studies and investigations of the Company's business, the market for the Company's products and services, the Company and its management, as the Investor deems necessary to formulate its decision to purchase Securities pursuant to the terms of this Agreement.

                 3.5 Investment Experience. The Investor (i) has such knowledge, skill and experience in financial, business and investment matters relating to an investment of this type, that it is capable of evaluating the merits and risks of the purchase of the Securities, (ii) is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and (iii) has the ability to bear the risk of losing its entire investment in the Securities.

                 3.6 Finder's Fees. The Investor has incurred no liability for commissions or other fees to any finder or broker in connection with the transactions contemplated by this Agreement.


                                   ARTICLE 4

                            COVENANTS OF THE COMPANY

                 The Company covenants and agrees that, unless a written waiver from the Investor in accordance with the provisions of Section 9.1 of this Agreement is first obtained, from and after the First Closing Date, and so long as any shares of the 10% Preferred Stock or the Exchange Notes (as defined in the 10% Preferred Stock Certificate of Resolution) are outstanding, the Company will fully comply with each of the covenants set forth in Sections 4.1 through
4.12 of this Article 4:

                 4.1 Books of Account. The Company will, and will cause each of its subsidiaries to, keep books of record and account in which full, true and correct entries are made of all of its and their respective dealings, business and affairs, in accordance with generally accepted accounting principles. The Company will employ certified public accountants selected by the Board of Directors of the Company who are "independent" within the meaning of the accounting regulations of the Commission and who are one of the so-called "Big Six" accounting firms, and have annual audits made by such independent public accountants in the course of which such accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of the Company and its subsidiaries as will satisfy the requirements of the Commission in effect at such time with respect to certificates and opinions of accountants.

                 4.2 Furnishing of Financial Statements and Information. The Company will deliver to the Investor:

                          (a) as soon as practicable, but in any event within 30 days after the closing of each month, unaudited consolidated balance sheets of the Company and its subsidiaries as of the end of such month, together with the related consolidated statements of operations and cash flow for such month, setting forth the budgeted figures of such month prepared and submitted in connection with the Company's annual plan as required under Section 4.3 hereof, all in reasonable detail in a form consistent with prior periods and certified by an authorized accounting officer of the Company, subject to year-end adjustments;

                          (b) as soon as practicable, but in any event within 90 days after the end of each fiscal year, a consolidated balance sheet of the Company and its subsidiaries, as of the end of such fiscal year, together with the related consolidated statements of operations, shareholders' equity and cash flow for such fiscal year, setting forth in comparative form figures for the previous fiscal year, all in reasonable detail and duly certified by the Company's independent public accountants, which accountants shall have given the Company an opinion, unqualified as to the scope of the audit, regarding such statements;

                          (c) promptly after the submission thereof to the Company, copies of all reports and recommendations submitted by independent public accountants in connection with any annual or interim audit of the accounts of the Company or any of its subsidiaries made by such accountants;

                          (d) promptly after transmission thereof, copies of all reports, proxy statements, registration statements and notifications filed by it with the Commission pursuant to any act administered by the Commission or furnished to shareholders of the Company or to any national securities exchange;

                          (e) with reasonable promptness, such other financial data relating to the business, affairs and financial condition of the Company and any subsidiaries as is available to the Company and as from time to time the Investor may reasonably request;

                          (f) promptly following the issuance of any additional shares of Common Stock or any securities convertible into Common Stock, or any options, warrants or other rights to purchase additional shares of Common Stock or convertible securities, written notice of the amount of securities so issued and the total consideration received therefor; and

                          (g) within 10 days after the Company learns in writing of the commencement or threatened commencement of any material suit, legal or equitable, or of any material administrative, arbitration or other proceeding against the Company, any of its subsidiaries or their respective businesses, assets or properties, written notice of the nature and extent of such suit or proceeding.

                 4.3 Preparation and Approval of Budgets. At least one month prior to the beginning of each fiscal year of the Company, the Company shall prepare and submit to its Board of Directors, for its review and approval, an annual plan for such year; that shall include monthly capital and operating expense budgets, cash flow statements and profit and loss projections itemized in such detail as the Board of Directors may reasonably request. Each annual plan shall be modified as often as necessary in the judgment of the Board of Directors to reflect changes required as a result of operating results and the other events that occur, or may be reasonably expected to occur, during the year covered by the annual plan and copies of each such modification shall be submitted to the Board of Directors. The Company will, simultaneously with the submission thereof to the Board of Directors, deliver a copy of each such annual plan and modification thereof to the Investor.

                 4.4 Inspection. The Company will permit the Investor, or any designees thereof, to visit and inspect the properties of the Company or any of its subsidiaries, including the financial books and records thereof, and the right to take extracts therefrom, and discuss the affairs, finances and accounts thereof with the appropriate officers, all at reasonable times upon reasonable notice, and as often as reasonably may be requested.

                 4.5 Directors' and Shareholders' Meetings. Pursuant to the terms of the Series C Preferred Stock, the Investor shall have the right to elect two directors of the Company as set forth in the Culligan Voting Agreement and the Voting Agreement Amendments (each referred to in Section 5.7 hereof).

                          (a) The Company shall reimburse the Investor for the reasonable out-of-pocket expenses incurred by it or directors elected by it in connection with the attending of meetings by such directors or carrying out any other duties by such director designees that may be specified by the Board of Directors; shall pay such director designees the same director's fees paid to the other non-employee directors of the Company; shall maintain as part of its Articles of Incorporation or bylaws a provision for the indemnification of its directors to the full extent permitted by law, and enter into indemnity agreements reasonably satisfactory to the Investor.

                          (b) In addition, the Company shall notify the Investor's board designees of all regular meetings and special meetings of the Board of Directors of the Company at least two business days in advance of such meetings.

                          (c) The Company agrees, as a general practice, to hold a meeting of its Board of Directors at least once every three months, and during each year to hold its annual meeting of shareholders within 30 days of delivery of the audited financial statements.

                 4.6 Use of Proceeds. The Company will use the proceeds of the investment made by the Investor to fund acquisitions and for general corporate purposes.

                 4.7 Additional Warrants. In the event that the Company makes any dividend payments on the 10% Preferred Stock in the form of Additional Shares of 10% Preferred Stock (as defined in the 10% Preferred Stock Certificate of Resolution) rather than in cash, the Company shall, on or prior to the applicable dividend payment date, issue to the Investor additional warrants to purchase a number of shares of Common Stock (including fractional shares) in an amount equal to the liquidation preference of such Additional Shares of 10% Preferred Stock divided by the per share exercise price of the Warrants in effect immediately prior to such dividend payment date.

                 4.8 Change of Control, Etc. Upon any event, including but not limited to the occurrence of a Change of Control or Asset Sale (each as defined in

Section 1.01 of each of the Indentures (as defined in the 10% Preferred Stock Certificate of Resolution)), requiring the making of an offer to repurchase the 12% Senior Notes of the Company, then the provisions governing such event, including but not limited to the Change in Control Offer (set forth in Section
4.16 of each of the Indentures) and the Asset Proceeds Offer (set forth in
Section 4.17 of each of the Indentures), shall apply to the 10% Preferred Stock and the Company shall make an offer to repurchase the outstanding shares of 10% Preferred Stock at an offer price equal to 100% of the aggregate liquidation preference thereof plus accrued and unpaid dividends thereon to the date of purchase, and within the time periods and on the other terms and conditions provided for in the Indentures. In the event of any amendment, modification, supplement or termination of the Indentures, notwithstanding such amendment, modification, supplement or termination, this Section 4.8 shall continue to apply as an obligation of the Company.

                 4.9 Other Restrictions. Except as contemplated by the Certificates of Resolution, without the prior approval of the Board of Directors of the Company by an affirmative vote of at least two-thirds of its members, neither the Company nor its subsidiaries will do any of the following:

                          (a) declare or pay any dividend or make any other distribution on any shares of its capital stock other than those payable solely in shares of Common Stock, and other than those payable on the 10% Preferred Stock as provided in Section 4.10 hereof, or purchase, redeem or otherwise acquire for any consideration, or set aside a sinking fund or other fund for the redemption or repurchase of any shares of capital stock or any warrants, rights or options to purchase shares of capital stock (except that any subsidiary may pay dividends to the Company);

                          (b) grant to the holders of any securities issued or to be issued by the Company a "demand" right to register such securities under the Securities Act;

                          (c) guarantee, endorse or otherwise be or become contingently liable, or permit any subsidiary to guarantee, endorse or otherwise become contingently liable, in connection with obligations in excess of one million dollars ($1,000,000) in the aggregate, securities or dividends of any person, firm, association or corporation (other than the Company and any 100% owned subsidiary), except that the Company and any subsidiary may endorse negotiable instruments for collection in the ordinary course of business;

                          (d) make or permit any subsidiary to make loans or advances to any person (including without limitation to any officer, director or shareholder of the Company or any officer or director of any subsidiary), firm, association or corporation (other than the Company and any 100% owned subsidiary), except advances to suppliers, customers and employees made in the ordinary course of business;

                          (e) make any material change in the nature of its business as carried on at the date of this Agreement;

                          (f) organize any subsidiary, joint venture, partnership, or acquire a business (by asset purchase, stock purchase, merger or otherwise), or acquire any assets or make any investment (all of the foregoing being hereinafter referred to as an "Investment"), except that:

                                  (i) in the case of an Investment that is in the same line of business as the Company (i.e., the distribution of packaged ice systems and the sale of bags for use in such systems or the traditional methods of manufacturing and distributing ice) or to be used in or in connection with the Company's business as currently conducted, the Company and its subsidiaries may make such Investment to the extent that the total expenditure for such Investment does not exceed $500,000; and

                                  (ii) in the case of any other Investment, the Company and its subsidiaries may make such Investment only to the extent permitted by the Indentures, as such agreements are in effect on the date hereof, without giving effect to any amendment, modification, or supplement thereto after the date hereof;

                          (g) mortgage, pledge, or create a security interest in all or substantially all of the Company's assets as collateral except that the Company has pledged substantially all of its assets as security for its $20,000,000 senior credit facility that expires September, 2003, from Frost National Bank and Zions National Bank; and

                          (h) become a party to a merger, consolidation or reorganization with any other Person as a result of which at least 51% of the voting power of the Company will not be held, directly or indirectly, by persons or entities who held at least 51% of the voting power before such merger, consolidation or reorganization, or sell or otherwise dispose of, or enter into any agreement to sell or otherwise dispose of, all or substantially all of the assets of the Company to any other Person. For purposes hereof, "Person" shall mean any individual, corporation, partnership, venture or proprietorship or other enterprise or entity.

                 4.10 Compliance with the Indentures. The Company will comply with all of the covenants contained in each of the Indentures, in each case as in effect on the date hereof and without giving effect to any amendment, modification, supplement or termination thereof. Notwithstanding the foregoing, (a) this Section 4.10 shall not apply to Sections 4.04(c) and
(d) of each of the Indentures, (b) this Section 4.10 shall not apply to Section
4.03 of each of the Indentures to the extent that such Sections prohibit payments related to the repurchase of the 10% Preferred Stock and payments of principal on Subordinated Indebtedness (as defined in the Indentures) of the Company, provided, that with respect to such payments of principal, no default or Event of Default (as defined below) shall have occurred or be continuing at the time of such payment or as a result thereof, (c) this Section 4.10 shall not apply to Section 4.22 of each of the Indentures to the extent that such Sections prohibit the payment of dividends on the 10% Preferred Stock, (d) the ratios of "2.0 to 1.0" and "2.50 to 1.0" in Section 4.04 (b) of each of the Indentures shall, for purposes of this Section 4.10, be deemed to be replaced with the greater of (i) "1.75 to 1.0" and "2.25 to 1.0", respectively, and (ii) the highest analogous ratio test or tests contained in any amendment, modification or supplement to either of the Indentures or in any indenture, agreement or other instrument governing indebtedness the proceeds of which are used to refinance or replace indebtedness outstanding under the Indentures, (e) the amount "$15,000,000" in clause (ix) of the definition of "Permitted Indebtedness" in each of the Indentures shall, for purposes of this Section 4.10, be deemed to be replaced with "$45,000,000" until Qualified Refinancing Debt (as defined below) is issued, after which time such amount shall, for purposes of this Section 4.10, be deemed to be replaced with the lesser of (i) $75,000,000 and (ii) the lowest analogous debt basket contained in any indenture governing Qualified Refinancing Debt and (f) the Company may incur Qualified Refinancing Debt. "Qualified Refinancing Debt" means indebtedness of the Company that meets all of the following conditions: (i) the aggregate principal amount thereof (or, if issued with original issue discount, the aggregate gross issue price thereof) does not exceed $200 million, (ii) the proceeds from the issuance thereof are used to refinance in full all outstanding indebtedness under the Indentures (as currently in effect), (iii) the interest rate thereon (or, if issued with original issue discount, the yield to maturity thereof) shall not exceed 12.0% per annum, (iv) no obligation in respect of such indebtedness (including, but not limited to, principal, interest, premium or fees, costs or expenses associated therewith) is secured by any Lien (as defined in the Indentures as in effect on the date hereof) on any properties or assets of the Company or any of its subsidiaries, (v) such indebtedness is not convertible or exchangeable into, exercisable for, or issued with or accompanied by, directly or indirectly, any right to acquire (including, but not limited to, rights, warrants or options) any capital stock or other equity interest in the Company or any of its subsidiaries and (vi) none of the restrictive covenants contained in the Indentures or other instrument governing such indebtedness is more restrictive to the Company and its subsidiaries than the restrictive covenants contained in the Indentures as in effect on the date hereof.

                 4.11 Additional Preferred Stock Issuances. Except as set forth in the 10% Preferred Stock Certificate of Resolution, the Company shall not issue preferred stock that ranks senior to or on a parity with the 10% Preferred Stock as to dividend distributions or distributions upon the liquidation, winding-up or dissolution of the Company, or that matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to April 15, 2005.

                 4.12 No Reissuance or Further Issuance of Series A Preferred Stock and Series B Preferred Stock. The Company shall not reissue shares of its Series A Preferred Stock and Series B Preferred Stock acquired or redeemed by the Company or issue any authorized shares of the Series A Preferred Stock and Series B Preferred Stock that have not been issued as of the date hereof.

                 4.13 Remedies. If an Event of Default (as defined below) occurs, the Investor shall have the right to either (as the Investor may elect)
(i) as set forth in the Culligan Voting Agreement and the Voting Agreement Amendments (each referred to in Section 5.7 hereof), have the number of directors of the Company increased to an even number and designate one-half of the directors of the Company until such Event of Default is cured or waived, or
(ii) require the Company to repurchase all outstanding shares of the 10% Preferred Stock (or Exchange Notes, if issued) at a repurchase price equal to the aggregate liquidation preference (or principal amount, as the case may be) thereof plus accrued and unpaid dividends (or interest, as the case may be) thereon to the repurchase date. For purposes hereof, an "Event of Default" shall have occurred if (a) any of the events that constitute an Event of Default as defined in either of the Indentures as in effect on the date hereof (without giving effect to any amendment, modification, supplement or termination thereof) shall have occurred or (b) if the Company fails to perform or observe any of the covenants set forth in Sections 4.1 through 4.12 hereof (which failure does not otherwise constitute an Event of Default under the foregoing clause (a)), which failure continues for a period of 30 days after the Company receives written notice from the Investor specifying the failure.

                                   ARTICLE 5

                    CONDITIONS TO THE INVESTOR'S OBLIGATION

                 The obligation of the Investor to purchase and pay for the Securities to be delivered to it hereunder at a Closing is subject to the fulfillment by the Company, at or before such Closing, of the following conditions:

                 5.1 Compliance with Representations and Warranties. The representations and warranties contained in Article 2 hereof shall be true on and as of such Closing with the same effect as though made on and as of such date, and the Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by the Company prior to or at such Closing.

                 5.2 Compliance Certificates. At each of the Closings, the Company shall have delivered to the Investor a certificate dated as of the applicable Closing Date, signed by the Company's President, certifying that the conditions in this Article 5 required to be fulfilled prior to such Closing have been fulfilled.

                 5.3 Stock Certificates. At the First Closing , the Company shall have delivered to the Investor stock certificates evidencing 100,000 shares of 10% Preferred Stock and 40 shares of Series C Preferred Stock purchased hereunder. At the Second Closing, the Company shall have delivered to the Investor stock certificates evidencing 135,000 shares of 10% Preferred Stock and 54 shares of Series C Preferred Stock purchased hereunder.

                 5.4 Registration Rights Agreement. On the First Closing Date, the Company shall have executed and delivered the Registration Rights Agreement in the form of Exhibit B attached hereto.

                 5.5 Warrants. At the First Closing, the Company shall have executed and delivered Warrants in the form of Exhibit A attached hereto to purchase 769,231 shares of Common Stock. At the Second Closing, the Company shall have executed and delivered Warrants in the form of Exhibit A attached hereto to purchase 1,038,461 shares of Common Stock.

                 5.6 Opinions of Counsel. On each of the Closing Dates, the Company shall have delivered to the Investor the opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. dated the applicable Closing Date, each substantially in the form of Exhibit E attached hereto.

                 5.7 Culligan Voting Agreement and the Voting Agreement Amendments. On the First Closing Date, the holders of at least 80% of the outstanding shares of Common Stock and Series A Preferred Stock and Series B Preferred Stock calculated as a single class shall have executed and delivered
(i) the Voting Agreement, dated December 2, 1997, by and among the Company, the Investor and the shareholders of the Company (the "Culligan Voting Agreement") in the form attached as Exhibit F hereto and (ii) each of Amendment No. 1 and Amendment No. 3 to the Amended and Restated Voting Agreement, dated September 20, 1995 (the "Original Voting Agreement"), as amended, by and among the Company and the shareholders of the Company (the "Voting Agreement Amendments") in the form attached hereto as Exhibit G, and the Company warrants and covenants that the holders of at least 80% of such shares have executed the Culligan Voting Agreement and the Voting Agreement Amendments.

                 5.8 Waivers of Rights of First Refusal. On the First Closing Date, the rights of first refusal to purchase all or any part of any issue of specified securities, which right could include the Securities, granted by the Company to each of the shareholders set forth in Exhibit H attached hereto, (the "Consenting

Shareholders"), pursuant to Article 8 of each of certain stock purchase agreements between the Company and the Consenting Shareholders shall be waived by the Consenting Shareholders in accordance with the waiver provisions set forth in the agreements granting such rights of first refusal.

                 5.9 Parallel Exit Agreement. On the First Closing Date, James F. Stuart, A. J. Lewis, III, Steven P. Rosenberg, the Company and the Investor shall have entered into the Parallel Exit Agreement in the form of
Exhibit I attached hereto (the "Parallel Exit Agreement").

                 5.10 Series A Preferred Stock and Series B Preferred Stock Consents. On the First Closing Date, the holders of the outstanding shares of the Series A Preferred Stock and the Series B Preferred Stock set forth on Exhibit H attached hereto, each voting as a separate class, by unanimous written consent or the affirmative vote given in writing or by vote at a meeting, shall have approved the issuance of the 10% Preferred Stock and all of its terms.


                                   ARTICLE 6

                    CONDITIONS TO THE COMPANY'S OBLIGATIONS

                 The obligation of the Company to issue and sell the Securities to the Investor hereunder at a Closing is subject to the fulfillment by the Investor, at or before such Closing, of the following conditions:

                 6.1 Compliance with Representations and Warranties. The representations and warranties of the Investor contained in Article 3 hereof shall be true on and as of each of the Closing Dates with the same effect as though made on that date (except to the extent that any representations and warranties of the Company specifically apply to conditions existing at a particular date).

                 6.2 Other Agreements. On the First Closing Date, the Investor shall have entered into the Culligan Voting Agreement, the Original Voting Agreement, the Voting Agreement Amendments, the Parallel Exit Agreement, the Registration Rights Agreement, the Voting Agreement, dated July 17, 1997, by and among the Company, SV Capital Partners, L.P., and certain shareholders of the Company in the form of Exhibit K attached hereto, and the Transfer Restriction Agreement, dated December 2, 1997, between the Company and the Investor in the form of Exhibit L attached hereto.

                                   ARTICLE 7

                                INDEMNIFICATION

                 The Company shall indemnify and hold harmless the Investor, and the Investor shall indemnify and hold harmless the Company, against all claims, liability, damage, loss, cost and expense (including reasonable attorneys' and accountants' fees) incurred by the indemnified party or parties as a result of or in connection with the breach by the indemnifying party or parties of any representation, warranty or covenant contained in this Agreement or in any other agreement entered into pursuant to the terms and conditions of this Agreement and any and all actions, suits, proceedings, claims, demands and judgments incident to or alleged to be incident to any of the foregoing.


                                   ARTICLE 8

                    RIGHT TO PURCHASE ADDITIONAL SECURITIES

                 8.1 First Refusal Rights. Subject to the terms and conditions of this Article 8, the Company hereby grants to the Investor (referred to hereinafter in this Article as the "Offeree") a right of first refusal to purchase all or any part of any issue of New Securities (as defined below) that the Company (or any subsidiary whose capital stock will not be wholly owned, directly or indirectly, by the Company upon completion of any such issuance) may from time to time after the First Closing propose to issue.

                 8.2 New Securities. "New Securities" shall mean any capital stock, any rights, options or warrants to purchase or subscribe for capital stock, and any securities or other instruments of any type whatsoever that are, or may become, convertible into or exchangeable for capital stock, which are issued for cash; provided, however, that "New Securities" shall not include: (i) securities offered and sold by the Company pursuant to a Public Offering (as hereinafter defined); (ii) shares of the Company's Common Stock (or related options or rights) issued to the Company's employees and directors pursuant to a plan adopted by the Board of Directors; (iii) Common Stock issued by the Company upon the conversion of the Series A Preferred Stock or Series B Preferred Stock of the Company; and (iv) shares of the Company's capital stock issued in connection with any existing warrant, option or right listed on the Disclosure Schedule, stock split or stock dividend by the Company.

                 8.3      Notice and Allocation Periods.  For purposes of this
Section 8.3, the Investor shall be deemed to own the number of shares of Common Stock theretofore issued upon exercise of the Warrants plus the number of shares of Common Stock then underlying the Warrants. If the Company or, when applicable, its subsidiary, proposes to undertake a bona fide issuance of New Securities, then it shall give the Offeree written notice of its intention, describing the type of New Securities, the price, the number of shares to be offered, and the general terms upon which such securities are proposed to be offered. Offeree shall be given at least 20 days' prior written notice within which to agree to purchase all or any part of its Pro Rata Share (as hereinafter defined) of such issuance of New Securities for the price and upon the general terms specified in said notice by giving written notice to the issuer within such period and stating therein the quantity of New Securities to be purchased by it. "Pro Rata Share" shall mean, with respect to the Offeree, that portion of the number of shares of New Securities proposed to be issued that equals the proportion that (a) the number of shares of Common Stock held by the Offeree immediately prior to the proposed issuance, plus the number of shares of Common Stock that would then be issuable to the Offeree assuming that all securities of the Company convertible into or exchangeable for Common Stock had been converted or exchanged, bears to (b) the total number of shares of Common Stock issued and outstanding immediately prior to the proposed issuance, assuming that all securities of the Company convertible into or exchangeable for Common Stock had been converted or exchanged.

                 8.4 Right of Company to Sell New Securities. If the Offeree fails to exercise in full its right of first refusal within the applicable period set forth above, then the Company or, when applicable, its subsidiary shall have 120 days thereafter to sell the New Securities respecting that the rights set forth herein were not exercised at a price and upon general terms no more favorable to the purchaser thereof than specified in the notice to the Offeree. If such New Securities have not been sold within such 120-day period, then the Company or, when applicable, its subsidiary shall not thereafter issue or sell any New Securities without first offering them to the Offeree in the manner provided above.

                 8.5 Public Offering. Reference to the term "Public Offering" in this Agreement shall mean a bona fide firm commitment underwritten public offering of shares of the Company's Common Stock made through a nationally recognized underwriting firm pursuant to an effective registration statement under the

Securities Act, which results in gross proceeds to the Company of not less than $7,500,000.

                 8.6 Termination. This Article 8 shall continue in effect from the date of this Agreement until the Company has completed a Public Offering.


                                   ARTICLE 9

                                 MISCELLANEOUS

                 9.1 Notices. All notices, requests, demands and other communications hereunder, and each other agreement to be entered into pursuant to the terms and conditions of this Agreement, shall be in writing and shall be delivered by hand, overnight courier, facsimile transmission, or by United States Mail, and shall be deemed to have been duly given when actually received, or when mailed, first class postage prepaid, certified mail, return receipt requested, to the addresses set forth below, or to such other address as may be designated hereafter by prior written notice from the recipient to the sender:

                 If to the Company:     Packaged Ice, Inc.
                                        Attention: Chief Executive Officer
                                        8572 Katy Freeway, Suite 101
                                        Houston, Texas 77024

                 With a copy to:        Akin, Gump, Strauss,
                                            Hauer & Feld, L.L.P.
                                        Attention: Alan Schoenbaum, P.C.
                                        1500 NationsBank Plaza
                                        300 Convent
                                        San Antonio, Texas 78205
                                        Facsimile: (210) 224-2035

                 If to the Investor:    Culligan Water Technologies, Inc.
                                        Attention: Edward A. Christensen, Esq.
                                        One Culligan Parkway
                                        Northbrook, Illinois 60062-6209

                 With a copy to:        Skadden, Arps, Slate, Meagher & Flom LLP
                                        Attention: Gregory A. Fernicola, Esq.

                                        919 Third Avenue
                                        New York, NY 10022-3897
                                        Facsimile: (212) 735-2000

                 9.2 Side Letter. Pursuant to a letter between the Company and the Investor, dated December 2, 1997, in the form attached hereto as Exhibit J (the "Side Letter"), the Company and the Investor have set forth their agreements related to use of the Investor's sale and service network, the development of a grocery store vended bottled water business and the use of the Investor's name in that business and the grant by the Company to the Investor of a right of first negotiation to supply all water filtration and treatment componentry that the Company may require following the date of this Agreement for the Company's ice machines, ice plants and water vending machines.

                 9.3      Modification and Waiver.

                          (a)     No amendment or modification to this
         Agreement shall be made without the written approval of the Company and the Investor.

                          (b) Approval, waiver and consent by the Investor hereunder shall be in writing and shall be delivered to the Company in the manner provided for in Section 9.1 herein.

                 9.4 Conflicts. If there shall be any conflict between any provision of this Agreement and any provision of the other agreements required to be entered into pursuant to the terms and conditions of this Agreement, the conflicting provision of such other agreements shall control.

                 9.5 Gender. Whenever herein, and in each other agreement required to be entered into pursuant to the terms and conditions of this Agreement, the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context may require.

                 9.6 Headings. The headings contained in this Agreement, and in each other agreement required to be entered into pursuant to the terms and conditions of this Agreement, are for reference purposes only and shall not in any way affect their meaning or interpretation.

                 9.7 Counterparts. This Agreement, and each other agreement required to be entered into pursuant to the terms and conditions of this Agreement, may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 9.8 Parties in Interest. This Agreement, and each other agreement required to be entered into pursuant to the terms and conditions of this Agreement, shall, except as may otherwise be specifically provided to the contrary therein, inure to the benefit of and be binding upon each of the parties hereto and thereto, as the case may be, and their respective heirs, executors, legal representatives, successors and assigns.

                 9.9 Survival. All covenants, agreements, representations and warranties made herein, and in each other agreement required to be entered into pursuant to the terms and conditions of this Agreement, or otherwise in writing in connection therewith, shall survive the execution and delivery thereof and the consummation of the transactions contemplated thereby.

                 9.10 Entire Agreement. This Agreement, and each other agreement required to be entered into pursuant to the terms and conditions of this Agreement, embody the entire agreement and understanding between the parties thereto, and supersede all prior agreements and understandings, written and oral, relating to the subject matter thereof, including, without limitation, all letter of intent and summary term sheets heretofore executed or examined by the parties.

                 9.11 Governing Law. THIS AGREEMENT AND EACH OTHER AGREEMENT REQUIRED TO BE ENTERED INTO PURSUANT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, SHALL, EXCEPT AS MAY OTHERWISE BE SPECIFICALLY PROVIDED TO THE CONTRARY THEREIN, BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

                 9.12 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, including, without limitation any claim for violation of securities laws, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, in St. Louis, Missouri and judgment upon the award reentered by the arbitrator may be entered in any court having jurisdiction thereof, and shall not be appealable.

                 9.13 Expenses and Attorneys' Fees. The Company and the Investor shall pay their respective expenses that are incurred by them with respect to the negotiation, execution, closing, delivery and performance of this Agreement, and each other agreement required to be entered into pursuant to the terms and conditions of this Agreement.

                 9.14 Language. The language used in this Agreement, and the other agreements required to be entered into pursuant to the terms and conditions of this Agreement, shall be deemed to be language chosen by the parties thereto to express their mutual intent, and no rule of strict construction against any party shall apply to any term or condition thereof.

                 9.15 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

                 9.16 Waiver. No waiver by any party of the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release the other party from, performance of any other provision, condition or requirement herein; nor deemed to be a waiver of, or in any manner release the other party from future performance of the same provision, condition or requirement; nor shall any delay or omission by any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                 9.17 No Third-Party Beneficiaries. Nothing contained in this Agreement shall be construed to give any person other than the Company and the Investor, their successors and assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement.



                            (SIGNATURE PAGE FOLLOWS)

                 IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                      THE COMPANY:

                                      PACKAGED ICE, INC.

                                      By:
                                         -----------------------------------

                                      Name:  A.J. Lewis III
                                      Title: President


                                      THE INVESTOR:

                                      CULLIGAN WATER TECHNOLOGIES, INC.

                                      By:
                                         -----------------------------------

                                      Name:  Edward A. Christensen
                                      Title: Vice President, General Counsel and
                                             Secretary